UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2019

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4207

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01 Other Events.

As previously reported, on December 3, 2018, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into an Equity Exchange Agreement (the “Exchange Agreement”) with IRA Financial Trust Company, a South Dakota trust corporation (“IRA Trust”), IRA Financial Group LLC, a Florida limited liability company (“IRAFG” and, together with IRA Trust, “IRA Financial”), Adam Bergman and Fred Horner (together, the “Equityholders”). Upon the terms and subject to the conditions contained in the Exchange Agreement, the Company will issue to the Equityholders shares of a newly-designated series of its convertible preferred stock in exchange for 100% of the issued and outstanding equity in IRA Financial (the “Exchange”). In addition, the Company’s name is expected to become IRA Financial, Inc. upon completion of the Exchange.

Although the parties are working diligently to consummate the Exchange as soon as practicable, on April 17, 2019, the Company, IRA Financial and the Equityholders entered into an amendment to the Exchange Agreement, extending the outside date for consummation of the Exchange from April 3, 2019 to June 3, 2019. The Exchange Agreement remains unmodified and in effect in all other respects.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, Inc.

Date: April 18, 2019	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer